May 28, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549




Re:    Madison Mosaic Government Money Market

File No. 2-63713

Dear Sir or Madam:

We have read Sub-Item 77K of Form N-SAR of Madison
Mosaic Government Money Market
dated May 28, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP